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                                DEED OF LEASE

                                                          THIRD EDITION 1993(2)

DEED made the 3rd day of August 1999

LANDLORD  BOSWELL INTERNATIONAL MARINE (PTE) LIMITED

TENANT    FINANCIAL AUTOMATION LIMITED

THE LANDLORD leases to the Tenant and the Tenant takes on lease the premises described in the First Schedule together with the right to use:

a) The Landlord's fixtures and fittings contained in the premises.

b) The common areas of the property.

c) The car parks described in the First Schedule.

FOR the term from the commencement date and at the annual rent (subject to review if applicable) as set out in the First Schedule.

THE LANDLORD AND THE TENANT covenant as set out in the Second Schedule.

SIGNED by the Landlord BOSWELL INTERNATIONAL MARINE (PTE) LIMITED
(by affixing its
common seal)
in the presence of:           /s/ [ILLEGIBLE]



SIGNED by the Tenant FINANCIAL AUTOMATION LIMITED


in the presence of:          /s/ C. Acarram
                             Authorized Signatory


/s/ [ILLEGIBLE]


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                                        FIRST SCHEDULE

PREMISES:  Levels 2(2950.2 FEET SQUARED), 6 (2950.2 FEET SQUARED), 7 & 8
           (5,800.22 FEET SQUARED) a total area of 11,700.62 FEET SQUARED of the Landlord's land and building situated at 18 St Martins Lane, Auckland and contained in Certificate of Title 1506/26 (as outlined in red on the attached plan)

CARPARKS:  Sixteen (16) car parks


TERM:      Six (6) years

COMMENCEMENT DATE: 13 September 1999

FURTHER TERMS:      Two (2) terms of two (2) years each

RENEWAL DATES:      13 September 2005 and 13 September 2007 (if renewal
                    exercised)

FINAL EXPIRY DATE: 12 September 2009 (if renewals exercised)

ANNUAL RENT:                Premises rent:                             $131,536.00 pa plus GST
(Subject to review if       Sixteen (16) car parks @ $35.00 pw:        $29,120.00 pa plus GST
applicable)                 Annual Rent:                               $160,656.00 pa plus GST*


* Pursuant to clause 1.2 the annual rental up to 12 September 2000 shall be $144,491.00 pa plus GST. From 13 September 2000 the annual rental will be as above.

MONTHLY PAYMENTS OF RENT:   Premises:     $10,961.34 plus GST
                            Car parks:    $2,426.67 plus GST
                            Total:        $13,388.00 plus GST

RENT PAYMENT DATES: The 1st day of each month commencing on the 1st day of
                    October 1999

REVIEW DATES:  13 September 2003, 13 September 2005 and 13 September 2007 (if
               renewal exercised)

PROPORTION OF OUTGOINGS:                   -45.08%
(Clause 3.1) Proportion of Lift expenses   -48.35%

DEFAULT INTEREST RATE: 12% per annum

BUSINESS USE:   General office and administration.

NAMING RIGHTS:  $4,000.00 pa plus GST commencing on the Rent Payment Date.
                Monthly payments will be $333.34 plus GST.

IMPROVEMENTS RENT PERCENTAGE: 15%
(Clause 23)

INSURANCE      -        Full replacement and reinstatement.

                                    OUTGOINGS
                                    (CLAUSE 3)

1.  Rates or levies payable to any local or territorial authority.

2. Charges for water gas electricity telephones and other utilities or services.

3.  Rubbish collection charges.

4. New Zealand Fire Service charges and the maintenance charges in respect of all fire detection and fire fighting equipment.

5. Such proportion of the Landlord's land tax as the value of the land forming part of the property bears to the total value of all land included in the Landlord's assessment for land tax.

6.  Insurance premiums and related valuation fees (Clause 9).

7. Service contract charges for air conditioning, lifts and other building services.

8. INTERIOR Cleaning maintenance and repair charges including charges for interior repainting, decorative repairs and the maintenance and repair of building services to the extent that such charges do not comprise part of the cost of a service maintenance contract, but excluding charges for structural repairs to the building INCLUDING MINOR REPAIRS TO THE ROOF.

9.  The provisioning of toilets and other shared facilities.

10. The cost of ground maintenance i.e. lawns, gardens and planted areas including plant hire and replacement.

11. Yard and carparking area maintenance and repair charges but excluding charges for structural repairs to the building.

12. The costs incurred and payable by the landlord in supplying to the territorial authority a building warrant of fitness and obtaining reports as required by Section 45 of the Building Act 1991.

13. SECURITY CONTRACT INCLUDING MONITORING FEES AND CALL OUT SERVICE.

14. THE COSTS ASSOCIATED WITH THE IMPLEMENTATION OF AND MAINTENANCE OF A HEALTH AND SAFETY SYSTEM FOR THE BUILDING.


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                                       SECOND SCHEDULE

TENANT'S PAYMENTS

RENT

1.1 THE Tenant shall pay the annual rent by equal monthly payments in advance (or as varied pursuant to any rent review) on the rent payment dates.
     The first monthly payment (together with rent calculated on a daily basis for any period from the commencement date of the term of the first rent payment date) shall be payable on the first rent payment date. All rent shall be paid without any deductions by direct payment to the Landlord by AUTOMATIC BANK PAYMENT AUTHORITY or as the Landlord may direct.

1.2 THE TENANT SHALL HAVE A RENT REDUCTION OF 50% ON THE ANNUAL RENTAL OF LEVEL 2 FOR ONE (1) YEAR SO THAT THE ANNUAL RENTAL PAYABLE UNTIL 12 SEPTEMBER 2000 IS REDUCED BY $16,165.00.

RENT REVIEW

2.1 THE annual rent may be reviewed by the Landlord as follows:

    (a) The Landlord shall commence a review by not earlier than three (3) months prior to a review date or at any time up to the next following review date giving written notice to the Tenant specifying the annual rent considered by the Landlord to be the current market rent as at that review date.

    (b) If, by written notice to the Landlord within twenty-eight (28) days after receipt of the Landlord's notice, the Tenant disputes that the proposed new annual rent is the current market rent then the new rent shall be determined in accordance with clause 2.2 BUT the new rent shall not be less than the annual rent payable during the period of twelve (12) months immediately preceding the relevant review date.

    (c) If the Tenant fails to give such notice (time being of the essence) the Tenant shall be deemed to have accepted the annual rent specified in the Landlord's notice.

    (d) The annual rent so determined or accepted shall be the annual rent from the review date or the date of the Landlord's notice if such notice is given later than three (3) months after the review date.

    (e) Pending the determination of the new rent, the Tenant shall pay the rent specified in the Landlord's notice provided that the rent is substantiated by a registered valuer's report. Upon determination of the new rent an appropriate adjustment shall be made.

    (f) The rent review at the option of either party may be recorded in a Deed, the cost of which and the stamp duty thereon shall be payable by the Tenant.

2.2 IMMEDIATELY following receipt by the Landlord of the Tenant's notice the parties shall endeavour to agree upon the current market rent, but if agreement is not reached within fourteen (14) days then the new rent may be determined either:

    (a) By one party giving written notice to the other requiring the new rent to be determined by arbitration, or

    (b) If the parties so agree by registered valuers acting as experts and not as arbitrators as follows:

         (1) Each party shall appoint a valuer and give written notice of the appointment to the other party within fourteen (14) days of the parties agreeing to so determine the new rent.


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         (2)  If the party receiving a notice fails to appoint a valuer within the fourteen (14) day period then the valuer appointed by the other party shall determine the new rent and such determination shall be binding on both parties.

         (3) The valuers appointed before commencing their determination shall appoint an umpire who need not be a registered valuer.

         (4) The valuers shall determine the current market rent of the premises and if they fail to agree then the rent shall be determined by the umpire.

         (5) Each party shall be given the opportunity to make written or verbal representations to the valuers or the umpire subject to such reasonable time and other limits as the valuers or the umpire may prescribe and they shall have regard to any such representations but not be bound thereby.

     When the new rent has been determined the arbitrators or the valuers shall give written notice thereof to the parties. The notice shall provide as to how the costs of the determination shall be borne and such provision shall be binding on the parties.

OUTGOINGS

3.1 THE Tenant shall pay the outgoings in respect of the property which are specified in the First Schedule. Where any outgoing is not separately assessed or levied in respect of the premises then the Tenant shall pay such proportion thereof as specified in the First Schedule or if no proportion is specified then such fair proportion as shall be agreed or failing agreement determined by arbitration.

3.2 THE Landlord may vary the proportion of any outgoing to ensure that the tenant pays a fair proportion of the outgoing.

3.3 IF any outgoing is rendered necessary by another tenant of the property or that tenant's employees, contractors or invitees causing damage to the property or by another tenant failing to comply with that tenant's leasing obligations, then such outgoing shall not be payable by the Tenant.

3.4 THE outgoings shall be apportioned between the Landlord and the Tenant in respect of periods current at the commencement and termination of the term.

3.5 THE outgoings shall be payable on demand or if required by the Landlord by monthly instalments on each rent payment date of such reasonable amount as the Landlord shall determine calculated on an annual basis. Where any outgoing has not been taken into account in determining the monthly instalments it shall be payable on demand.

3.6 AFTER the 31st March in each year of the term or such other date in each year as the Landlord may specify, and after the end of the term, the Landlord shall supply to the Tenant reasonable details of the actual outgoings for the year or period then ended. Any over payment shall be credited or refunded to the Tenant and any deficiency shall be payable to the Landlord on demand.

3.7 THE Tenant's liability to pay outgoings during the term shall subsist notwithstanding the end or earlier termination of the term.

3.8 NOTWITHSTANDING any other provision in this lease, but with the exception of clause 18.2, the Tenant shall only be liable to pay the outgoings specified in the first schedule.

GOODS AND SERVICES TAX

4.1 THE Tenant shall pay to the Landlord or as the Landlord shall direct the Goods and Services Tax payable by the Landlord in respect of the rental and other payments payable by the Tenant hereunder.

     The tax in respect to the rental shall be payable on each occasion when any rental payment falls due for payment and in respect of any other payment shall be payable upon demand.

4.2 IF the Tenant shall make default in payment of the rental or other moneys payable hereunder and the Landlord becomes liable to pay additional Goods and Services Tax then the Tenant shall on demand pay to the Landlord the additional tax.

INTEREST ON UNPAID MONEY

5. IF the Tenant defaults in payment of the rent or other moneys payable hereunder for fourteen (14) days then the Tenant shall pay on demand interest at the default interest rate on the moneys unpaid from the due date for payment down to the date of payment.

COSTS

6. THE Tenant shall pay the Landlord's solicitors costs of and incidental to the stamp duty payable, and the Landlord's legal costs (as between solicitor and client) of and incidental to the enforcement or attempted enforcement of the Landlord's rights remedies and powers under this lease. THE LANDLORD SHALL PAY $500 TOWARDS THE TENANT'S LEGAL COSTS IN RELATION TO THE PREPARATION OF THIS LEASE.

INDEMNITY

7. THE Tenant shall indemnify the Landlord against all damage or loss resulting from any act or omission on the part of the Tenant or the Tenant's employees contractors or invitees. The Tenant shall recompense the Landlord for all expenses incurred by the Landlord in making good any damage to the property resulting from any such act or omission. The Tenant shall be liable to indemnify only to the extent that the Landlord is not fully indemnified under any policy of insurance.

LANDLORD'S PAYMENTS

OUTGOINGS

8. SUBJECT to the Tenant's compliance with the provisions of Clause 3 the Landlord shall pay all outgoings in respect of the property not payable by the Tenant direct. The Landlord shall be under no obligation to minimise any liability by paying any outgoing or tax prior to receiving payment from the Tenant.

INSURANCE

9. THE Landlord shall at all times during the term keep and maintain any buildings on the property insured under a policy of the type shown in the First Schedule against loss damage or destruction by fire and such other risks as the Landlord may reasonably determine and such cover may extend to -

     (a) a twelve (12) month indemnity in respect of consequential loss of rent,

     (b) loss damage or destruction of windows and other glass and all the Landlord's fixtures fittings and chattels, and

     (c)  adequate public risk cover.

MAINTENANCE AND CARE OF PREMISES

TENANT'S OBLIGATIONS

10.1 THE Tenant shall (subject to any maintenance covenant by the landlord) in a proper and workmanlike manner and to the reasonable requirements of the Landlord:

        (a)     MAINTAIN THE PREMISES
                Keep and maintain the interior of the premises including the Landlord's fixtures and fittings in the same clean order repair and condition as they were in at the commencement of this lease and will at the end or earlier determination of the term quietly yield up the same in the like clean order repair and condition. In each case the Tenant shall not be liable for fair wear and tear arising from reasonable use or damage by fire earthquake flood storm act of God inevitable accident or any risk against which the Landlord is insured unless the insurance moneys are rendered irrecoverable in consequences of any act or default of the Tenant or the Tenant's agents employees contractors or invitees.

        (b)     REPAIR MINOR BREAKAGES
                Repair all glass breakages and breakage or damage to all doors windows light fittings and power points of the premises and shall keep that portion of the electrical system of the premises from the switchboard to all power outlets in good operating condition. This provision shall apply notwithstanding any other provision in this lease.

        (c)     PAINTING
                Paint and decorate those parts of the interior of the premises which have previously been painted and decorated when the same reasonably require repainting and redecoration.

        (d)     FLOOR COVERINGS
                Keep all floor coverings in the premises clean and replace all worn or damaged floor coverings with floor coverings of similar quality when reasonably required by the Landlord.

        (e)     MAKE GOOD DEFECTS
                Make good any damage to the property caused by improper careless or abnormal use by the Tenant or those for whom the Tenant is responsible.

10.2    WHERE the Tenant is leasing all of the property the Tenant shall:

        (a)     MAINTAIN YARDS
                Keep and maintain any car parks pavings and other sealed or surfaced areas in good order and repair.

        (b)     CARE OF GROUNDS
                Keep any grounds yards and surfaced areas in a tidy condition and maintain any garden or lawn areas in a tidy and cared for condition.

        (c)     WATER AND DRAINAGE
                Keep and maintain the storm or waste water drainage system including downpipes and guttering clear and unobstructed.

        (d)     OTHER WORKS
                Carry out such works to the property as the Landlord may require in respect of which outgoings are payable by the Tenant.

10.3 THE Tenant shall not be liable for the maintenance or repair of any building service the subject of a service maintenance contract but this clause shall not release the Tenant from any obligation to pay for the cost of any such contract or charges in respect of any such maintenance or repair.

10.4 WHERE the Tenant is obligated to make good damage to the property of the Landlord then the Landlord shall reimburse the Tenant for the cost of making good the damage to the extent of any insurance moneys receivable by the Landlord in respect of such damage.

TOILETS

11. THE toilets sinks and drains shall be used for their designed purposes only and no substance or matter shall be deposited in them which could damage or block them.

RUBBISH REMOVAL

12. THE Tenant shall regularly cause all rubbish and garbage to be removed from the premises and will keep any rubbish bins or containers in a tidy condition. The Tenant will also at the Tenant's own expense cause to be removed all trade waste boxes and other goods or rubbish not removable in the ordinary course by the local authority.

LANDLORD'S MAINTENANCE

13.1 THE Landlord shall keep and maintain THE BUILDING IN A WEATHER PROOF AND WATERTIGHT CONDITION AND SHALL KEEP AND MAINTAIN THE BUILDING AND the building services in good order and repair but the Landlord shall not be liable for any:

        (a) Repair or maintenance which the Tenant is responsible to undertake; or

        (b) Want of repair or defect in respect of building services so long as the Landlord is maintaining a service maintenance contract covering the work to be done; or

        (c) Repair or maintenance which is not reasonably necessary for the Tenant's use and enjoyment of the premises.

        (d) Loss suffered by the Tenant arising from any want of repair or defect unless the Landlord shall have received notice in writing thereof from the Tenant and shall not within a reasonable time thereafter have taken appropriate steps to remedy the same.

13.2 THE Landlord shall keep and maintain service maintenance contracts for lifts, airconditioning and at the Landlord's option any other building services unless it is the obligation of the Tenant to maintain such contracts.

NOTIFICATION OF DEFECTS

14. THE Tenant shall give to the Landlord prompt notice of any accident to or defect in the premises of which the Tenant may be aware and in particular in relation to any pipes or fittings used in connection with the water electrical gas or drainage services.

LANDLORD'S RIGHT OF INSPECTION

15. THE Landlord and the Landlord's employees contractors and invitees may at all reasonable times enter upon the premises to view their condition. If the Landlord shall give the Tenant written notice of any failure on the part of the Tenant to comply with any of the requirements of Clause 10 the Tenant shall with all reasonable speed so comply.

LANDLORD MAY REPAIR

16. IF default shall be made by the Tenant in the due and punctual compliance with any repair notice given pursuant to the previous clause or in the event that any repairs for which the Tenant is responsible require to be undertaken as a matter of urgency then without prejudice to the Landlord's other rights and remedies expressed or implied the Landlord may be the Landlord's employees and contractors with all necessary equipment and material at all reasonable times enter upon the premises to execute such works. Any moneys expended by the Landlord in executing such works shall be payable by the Tenant to the

        Landlord upon demand together with interest thereon at the default interest rate from the date of expenditure down to the date of payment.

ACCESS FOR REPAIRS

17. THE Tenant shall permit the Landlord and the Landlord's employees and contractors at all reasonable times to enter the premises to carry out repairs to the premises or adjacent premises and to install inspect repair renew or replace any services where the same are not the responsibility of the Tenant all such repairs inspections and work to be carried out with the least possible inconvenience to the Tenant.

USE OF PREMISES

BUSINESS USE

18.1 THE Tenant shall not without the prior written consent of the Landlord use or permit the whole or any part of the premises to be used for any use other than the business use. The Landlord's consent shall not be unreasonably or arbitrarily withheld in respect of any proposed use.

        (a) not in substantial competition with the business of any other occupant of the property which might be affected by the use

        (b)    reasonably suitable for the premises and

        (c) conforming with all town planning ordinances, provisions and consents.

        If any change in use renders any increased or extra premium payable in respect of any policy or policies of insurance on the premises the Landlord as a condition of granting consent may require the Tenant to pay the increased or extra premium.

18.2 IF any change in use requires compliance with Section 46 of the Building Act 1991 the Landlord, as a condition of granting consent, may require the Tenant to comply with Section 46 of the Act and to pay all compliance costs.

18.3 IF the premises are a retail shop the Tenant shall keep the premises open for business during usual trading hours and fully stocked with appropriate merchandise for the efficient conduct of the Tenant's business.

LEASE OF PREMISES ONLY

19. THE tenancy shall relate only to the premises and the Landlord shall at all times be entitled to use occupy and deal with the remainder of the property without reference to the Tenant and the Tenant shall have no rights in relation thereto other than the rights of use herein provided.

NEGLECT OF OTHER TENANT

20. THE Landlord shall not be responsible to the Tenant for any act of default or neglect of any other tenant of the property.

ADDITIONS AND ALTERATIONS

22.1 THE Tenant shall neither make nor allow to be made any alterations or additions to any part of the premises without first producing to the Landlord on every occasion plans and specifications and obtaining the written consent of the Landlord (not to be unreasonably or arbitrarily withheld) for that purpose. If the Landlord shall authorise any alterations or additions the Tenant will at the Tenant's own expense if required by the Landlord at the end of the term reinstate the premises. The Tenant will promptly discharge and procure the withdrawal of any liens of charges of which notice may be given to the Tenant or the Landlord in respect of any work carried out by the Tenant.

22.2 THE Tenant, when undertaking any "building work" to the premises (as that term is defined in the Building Act 1991), shall comply with all statutory requirements including the obtaining of building consents and code compliance certificates pursuant to that Act.

COMPLIANCE WITH STATUTES AND REGULATIONS

23.1 THE Tenant shall comply with the provisions of all statutes, ordinances, regulations and by-laws relating to the use of the premises by the Tenant or other occupant and will also comply with the provisions of all licences, requisitions and notices issued by any competent authority in respect of the premises or their use by the Tenant or other occupant PROVIDED THAT:

         (a) The Tenant shall not be required to make any structural repairs or alterations other than those required by reason of the particular nature of the business carried on by the Tenant or other occupant of the premises or the number or sex of persons employed on the premises.

         (b) The Tenant shall not be liable to discharge the Landlord's obligations as owner under the Building Act 1991 unless any particular obligation is the responsibility of the Tenant as an occupier of the premises.

23.2 If the Landlord is obliged by any such legislation or requirement to expend moneys on any improvement addition or alteration to the premises then the Landlord shall be entitled to charge in addition to the rent an annual sum equal to the Improvements Rent Percentage of the amount so expended by the Landlord and the monthly payments of rent shall increase accordingly from the first day of the month in which such improvement addition or alteration is completed. If the Landlord would be obliged to expend an unreasonable amount then the Landlord may determine this lease and any dispute as to whether or not the amount is unreasonable shall be determined by arbitration.

NO NOXIOUS USE

24.      THE Tenant shall not

         (a) bring upon or store within the premises nor allow to be brought upon or stored within the premises any machinery goods or things of an offensive noxious illegal or dangerous nature, or of such weight size or shape as is likely to cause damage to the building or any surfaced area,

         (b) use the premises or allow them to be used for any noisome noxious illegal or offensive trade or business, or

         (c) allow any act or thing to be done which may be or grow to be nuisance disturbance or annoyance to the Landlord, other tenants of the property, or any other person, and generally the Tenant shall conduct the Tenant's business upon the premises in a clean quiet and orderly manner free from damage nuisance disturbance or annoyance to any such persons but the carrying on by the Tenant in a reasonable manner of the business use or any use to which the Landlord has consented shall be deemed not to be a breach of this clause.

TENANT NOT TO VOID INSURANCES

25. THE Tenant shall not carry on or allow upon the premises any trade or occupation or allow to be done any act or thing which

         (a) shall make void or voidable any policy of insurance on the property or

         (b) may render any increased or extra premium payable for any policy of insurance except where in circumstances in which any increased premium is payable the Tenant shall have first obtained the consent of the insurer of the premises and the Landlord and made payment to the insurer of the amount of any such increased or extra premium as may be payable but the carrying on by the Tenant in a reasonable manner of the business use or of any use to which the Landlord has consented shall be deemed not to be a breach of this clause.

         In any case where in breach of this clause the Tenant has rendered any insurance less effective or void and the Landlord has suffered loss or damage thereby the Tenant shall forthwith compensate the Landlord in full for such loss or damage.

DAMAGE TO OR DESTRUCTION OF PREMISES

TOTAL DESTRUCTION

26. IF the premises or any portion of the building of which the premises may form part shall be destroyed or so damaged

         (a) as to render the premises untenantable then the term shall at once terminate or

         (b) in the reasonable opinion of the Landlord as to require demolition or reconstruction, then the Landlord may within three (3) months of the date of damage or destruction give the Tenant one (1) months written notice to terminate and a fair proportion of the rent and outgoings shall cease to be payable according to the nature and extent of the damage.

         Any termination pursuant to this clause shall be without prejudice to the rights of either party against the other.

PARTIAL DESTRUCTION

27.1 IF the premises or any portion of the building of which the premises may form part shall be damaged but not so as to render the premises untenantable and

         (a) the Landlord's policy or policies of insurance shall not have been invalidated or payment of the policy moneys refused in consequence of some act or default of the Tenant and

         (b)   all the necessary permits and consents shall be obtainable,

         THEN the Landlord shall with all reasonable speed expend all the insurance moneys received by the Landlord in respect of such damage towards repairing such damage or reinstating the premises and/or the building but the Landlord shall not be liable to expend any sum of money greater than the amount of the insurance money received.

27.2 Any repair or reinstatement may be carried out by the Landlord using such materials and form of construction and according to such plan as the Landlord thinks fit and shall be sufficient so long as it is reasonably adequate for the Tenant's occupation and use of the premises.

27.3 Until the completion of the repairs or reinstatement a fair proportion of the rent and outgoings shall cease to be payable according to the nature and extent of the damage.

27.4 If any necessary permit or consent shall not be obtainable or the insurance moneys received by the Landlord shall be inadequate for the repair or reinstatement then the term shall at once terminate but without prejudice to the rights of either party against the other.

DEFAULT
DISTRESS

28. THE Landlord may distrain for rent or other moneys payable under this lease remaining unpaid fourteen (14) days after due date.

RE-ENTRY

29. THE Landlord may re-enter the premises at the time or at any time thereafter

         (a) if the rent shall be in arrear fourteen (14) days after any of the rent payment dates,

         (b) in case of breach by the Tenant of any covenant or agreement on the Tenant's part herein expressed or implied,

         (c) if the Tenant shall make or enter into or endeavor to make or enter into any composition assignment or other arrangement with or for the benefit of the Tenant's creditors,

         (d) in the event of the insolvency bankruptcy or liquidation of the Tenant,

         (e) if the Tenant shall suffer distress or execution to issue against the Tenant's property goods or effects under any judgment against the Tenant in any Court for a sum in excess of five thousand dollars ($5000.00)

         and the term shall terminate on such re-entry but without prejudice to the rights of either party against the other.

LOSS ON RE-ENTRY

30. UPON re-entry the Landlord may remove from the premises any chattels in the apparent possession of the Tenant and place them outside the premises and the Landlord shall not be answerable for any loss resulting from the exercise of the power of re-entry.

ESSENTIALITY OF PAYMENTS

31.1 FAILURE to pay rent or other moneys payable hereunder on the due date shall be a breach going to the essence of the Tenant's obligations under the Lease. The Tenant shall compensate the Landlord and the Landlord shall be entitled to recover damages from the Tenant for such breach. Such entitlement shall subsist notwithstanding any determination of the lease and shall be in addition to any other right or remedy which the Landlord may have.

31.2 THE acceptance by the landlord of arrears of rent or other moneys shall not constitute a waiver of the essentiality of the Tenant's continuing obligation to pay rent and other moneys.

REPUDIATION

32. THE Tenant shall compensate the Landlord and the Landlord shall be entitled to recover damages for any loss or damage suffered by reason of any acts or omissions of the Tenant constituting a repudiation of the lease or the Tenant's obligations under the lease. Such entitlement shall subsist notwithstanding any determination of the lease and shall be in addition to any other right or remedy which the Landlord may have.

REMOVAL OF TENANTS FIXTURES

33. THE Tenant not being in breach may at any time before and will if required by the Landlord at the end or earlier termination of the term remove all the Tenant's fixtures and fittings and make good at the






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      Tenant's own expense all resulting damage and if not removed within seven (7) days of the Landlord's request ownership of the Tenant's fixtures and fittings passes to the Landlord.

QUIET ENJOYMENT

34. THE Tenant paying the rent and performing and observing all the covenants and agreements herein expressed and implied shall quietly hold and enjoy the premises throughout the term without any interruption by the Landlord or any person claiming under the Landlord.

RENEWAL OF TERM

35. IF the Tenant has not been in breach of this lease and has given to the Landlord written notice to renew the lease at least three (3) calendar months before the end of the term then the Landlord will at the cost of the Tenant renew the lease for the new further term from the renewal date as follows:

      (a) The annual rent shall be agreed upon or failing agreement shall be determined in accordance with clause 2.2 but such annual rent shall not be less than the rent payable during the period of twelve (12) months immediately preceding the renewal date.

      (b) Such annual rent shall be subject to review during the further term on the review dates or if no dates are specified then after the lapse of the equivalent periods of time as are provided herein for rent reviews.

      (c) The renewed lease shall otherwise be upon and subject to the covenants and agreements herein expressed and implied except that the term of this lease plus all further terms shall expire on or before the final expiry date.

      (d) Pending the determination of the renewal rent the Tenant shall pay the rent proposed by the Landlord provided that the rent is substantiated by a registered valuer's report. Upon determination an appropriate adjustment shall be made.

      (e) THE TENANT SHALL BE ENTITLED TO RENEW IN RESPECT OF ANY OR ALL FOUR LEVELS. IN THE EVENT OF PARTIAL RENEWAL, THE RENTAL SHALL ABATE ON A PRO RATA BASIS, BASED ON THE FLOOR AREAS AND THE LANDLORD AND TENANT WILL ENTER INTO A DEED OF VARIATION OF LEASE TO RECORD THE CHANGE IN RENTAL AND FLOOR AREA.

ASSIGNMENT OR SUBLETTING

36.1 THE Tenant shall not assign sublet or otherwise part with the possession of the premises or any part thereof without first obtaining the written consent of the Landlord which the Landlord shall give if the following conditions are fulfilled:

      (a) The Tenant proves to the satisfaction of the Landlord that the proposed assignee or subtenant is (or in the case of a company the shareholders of the proposed assignee or subtenant are) respectable responsible and has the financial resources to meet the Tenant's commitments under this lease.

      (b) All rent and other moneys payable have been paid and there is not any subsisting breach of any of the Tenant's covenants.

      (c) In the case of an assignment a deed of covenant in customary form approved or prepared by the Landlord is duly executed and delivered to the Landlord.

      (d) In the case of an assignment to a company (other than a listed public company) a deed of guarantee in customary form approved or prepared by the Landlord is duly executed by the principal shareholders of that company and (if required by the Landlord) by the Directors and delivered to the Landlord.

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      (e)  The Tenant pays the Landlord's proper costs and disbursements in respect of the approval or preparation and stamping of any deed of covenant of guarantee and (if appropriate) all fees and charges payable in respect of any reasonable enquires made by or on behalf of the Landlord concerning any proposed assignee subtenant or guarantor.

36.2 WHERE the Landlord consents to a subletting the consent shall extend only to the subletting and notwithstanding anything contained or implied in the sublease the consent shall not permit any subtenant to deal with the sublease in any way in which the Tenant is restrained from dealing without consent.

36.3  ANY assignment or subletting of the type or in the manner referred to in
      Section 109(2) of the Property Law Act 1952 shall be a breach of the provisions of this lease.

36.4 WHERE any Tenant is an unlisted company then any change in the legal or beneficial ownership of any of its shares or issue of new capital whereby in either case there is a change in the effective management or control of the company is deemed to be an assignment of this lease.

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GENERAL

HOLDING OVER

38. IF the Landlord permits the Tenant to remain in occupation of the premises after the expiration or sooner determination of the term, such occupation shall be a monthly tenancy only terminable by one month's written notice at the rent then payable and otherwise on the same covenants and agreements (so far as applicable to a monthly tenancy) as herein expressed or implied.

ACCESS FOR RE-LETTING

39. THE Tenant will at all reasonable times during the period of three months immediately preceding expiration of the term permit intending tenants and others with written authority from the Landlord or the Landlord's agents at all reasonable times to view the premises.

SUITABILITY

40. NO warranty or representation expressed or implied has been or is made by the Landlord that the premises are now suitable or will remain suitable or adequate for use by the Tenant or that any use of the premises by the Tenant will comply with the by-laws or ordinances or other requirements of any authority having jurisdiction.

WAIVER

41. NO waiver or failure to act by the Landlord in respect of any breach by the Tenant shall operate as a waiver of another breach.

LAND TRANSFER TITLE OR MORTGAGEE'S CONSENT

42. THE Landlord shall not be required to do any act or thing to enable this lease to be registered or be required to obtain the consent of any mortgagee of the premises to this lease and the Tenant will not register a caveat in respect of the Tenant's interest hereunder.

NOTICE

43. SUBJECT to the provisions of the Property Law Act 1952 any notice to be given to the Landlord or the Tenant hereunder shall be deemed sufficiently served if

      (a) sent by registered post to the addressee's last known address in New Zealand, or

      (b) in the case of a body corporate sent to its registered office, or

      (c) if there is not last known address or registered office, placed conspicuously on any part of the premises.

      Any notice so posted or placed shall be deemed to have been served on the day following the posting or placing thereof. Anything served or given by the Landlord shall be valid if served or given under the hand of the Managing Director, General Manager, Secretary or a director or other authorised representative of the Landlord.

ARBITRATION

44.1. UNLESS any dispute or difference is resolved by mediation or other agreement, the same shall be submitted to the arbitration of one arbitrator who shall conduct the arbitral proceedings in accordance with the Arbitration Act 1996 and any amendment thereof or any other statutory provision then relating to arbitration.

44.2 IF the parties are unable to agree on the arbitrator, an arbitrator shall be appointed, upon request of any party, by the President or Vice President for the time being of the District Law Society of the district
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       with in which the premises are situated. That appointment shall be binding on all parties to the arbitration and shall be subject to no appeal. The provisions of Article 11 of the First Schedule of the Arbitration Act 1996 are to be read subject hereto and varied accordingly.

44.3 THE procedures prescribed in this clause shall not prevent the Landlord from taking proceedings for the recovery of any rent or other monies payable hereunder which remain unpaid or from exercising the rights and remedies in the event of such default prescribed in clauses 28 and 29 hereof.

INTERPRETATION

45     IN this lease

       (a) "the Landlord" and the "the Tenant" means where appropriate the executors, administrators, successors and permitted assigns of the Landlord and the Tenant

       (b) "the property" and the "the building" mean the land and building(s) of the Landlord which comprise or contain the premises. Where the premises are part of a unit title development the words "the property" mean the land and building(s) comprised in the development.

       (c) "the common areas" means those parts of the property the use of which is necessary for the enjoyment of the premises and which is shared with other tenants and occupiers.

       (d) Whenever words appear in this lease that also appear in the First Schedule then those words shall mean and include the details supplied after them in the First Schedule.

       (e) Where the context requires or admits, words importing the singular shall import the plural and vice versa.

46.    NAMING RIGHTS

1 THE LANDLORD GRANTS TO THE TENANT THE EXCLUSIVE RIGHT TO NAME THE BUILDING THROUGHOUT THE TERM SUBJECT TO TERMINATION OF THIS RIGHT IN ACCORDANCE WITH POINT 9.

2 ANY NAME CHOSEN FOR THE BUILDING BY THE TENANT IS SUBJECT TO APPROVAL BY THE LANDLORD BUT THIS APPROVAL WILL NOT BE UNREASONABLY WITHHELD
       OR DELAYED IN RESPECT OF A NAME WHICH IS APPROPRIATE TO THE IDENTITY
       OF THE BUSINESS OF THE TENANT AND WHICH IS NOT OFFENSIVE OR DETRIMENTAL TO THE LANDLORD OR LIKELY TO CAUSE EMBARRASSMENT TO THE LANDLORD. HOWEVER IN ANY EVENT THE TENANT MUST COMPLY WITH ALL TERRITORIAL AUTHORITY REQUIREMENTS RELATING TO THE NAME AND ALL SIGNAGE ON WHICH
       IT IS PLACED.

3 ANY SIGN WHICH THE TENANT WISHES TO ERECT ON THE BUILDING TO DISPLAY THE NAME SIGN OR SIGNS SHALL BE OF A SIZE AND IN THE STYLE AND IN A LOCATION APPROPRIATE TO THE SIZE OF THE BUILDING AND MUST BE APPROVED BY THE LANDLORD. FROM TIME TO TIME THE TENANT MAY CHANGE THE STYLE AND/OR LOCATION OF SUCH SIGNS WITH THE PRIOR WRITTEN APPROVAL OF
       THE LANDLORD WHICH APPROVAL WILL NOT BE UNREASONABLY WITHHELD OR
       DELAYED.

4 THE NAMING RIGHTS FEE AS SET OUT IN THE FIRST SCHEDULE SHALL BE REVIEWED ON EACH DATE THAT THE RENT IS REVIEWED ("REVIEW DATE") IN ACCORDANCE WITH 2.1 OF THIS LEASE ADJUSTED AS NECESSARY TO IN ORDER TO CALCULATE THE CURRENT MARKET RENT FOR THE RIGHTS.

5 THE TENANT SHALL KEEP ANY SUCH SIGN OR SIGNS IN GOOD ORDER REPAIR AND CONDITION AND SHALL AT ALL TIMES COMPLY WITH ALL STATUTES, ORDINANCES, REGULATIONS, BY-LAWS OR OTHER ENACTMENTS OR NOTICES OR ORDERS WHICH MAY BE GIVEN BY ANY AUTHORITY AFFECTING OR RELATING TO SUCH SIGNS AND WILL KEEP THE LANDLORD INDEMNIFIED IN RESPECT OF ANY NON-COMPLIANCE.

6 AT OR PRIOR TO THE EXPIRATION OF THE TERM THE TENANT SHALL REMOVE ALL SIGNS ERECTED OR DISPLAYED ON ANY PART OF THE INTERIOR OR EXTERIOR
       OF THE BUILDING AND WILL MAKE GOOD ALL DAMAGE TO THE BUILDING CAUSED BY SUCH REMOVAL. IF THE TENANT SHALL NOT HAVE EFFECTED SUCH REMOVAL AND MAKING GOOD ON THE EXPIRATION OF THE TERM THEN THE LANDLORD MAY REMOVE SUCH SIGNS AS THE TENANT SHALL HAVE FAILED TO

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       REMOVE AND THE TENANT SHALL PAY ON DEMAND ALL COSTS AND EXPENSES
       INCURRED BY THE LANDLORD IN SO DOING.

7 IT IS ACKNOWLEDGED THAT ANY SIGNS BY THE TENANT ARE ERECTED AT THE RISK OF THE TENANT IN ALL RESPECTS AND THAT THE TENANT SHALL BE RESPONSIBLE FOR ALL MAINTENANCE AND SERVICING OF THEM.

8 THE TENANT WILL INDEMNIFY AND KEEP INDEMNIFIED THE LANDLORD AGAINST ALL ACTIONS, CLAIMS, DEMANDS, LOSSES, DAMAGES, COSTS AND EXPENSES FOR WHICH THE LANDLORD SHALL OR MAY BECOME LIABLE IN RESPECT OF OR ARISING FROM THIS NAMING RIGHT.

9 THIS NAMING RIGHT SHALL TERMINATE ON THE EARLIER OF THE DATE OF TERMINATION OF THIS LEASE OR UPON THE TENANT CEASING TO BE THE TENANT IN OCCUPATION OF THE BUILDING PROVIDED HOWEVER THAT THE TENANT SHALL BE ENTITLED TO RENEW THE LEASE IN TERMS OF CLAUSE 35 HEREOF BUT NOT THE NAMING RIGHTS GRANTED HEREIN.

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